Exhibit 99.1

IDENTIV REPORTS PRELIMINARY PERFORMANCE FOR Q3 2014, AFFIRMS ANNUAL GUIDANCE, AND INTRODUCES STOCK REPURCHASE PROGRAM

FREMONT, Calif., October 10, 2014 – Identiv, Inc. (NASDAQ: INVE), a global security technology company that provides trusted identity solutions for premises, information, and everyday items, expects revenue for the third quarter (Q3) of 2014 to be in the range of $21 to $23 million and expects adjusted EBITDA (non-GAAP) for the quarter to be positive. The company reaffirms revenue guidance for fiscal year 2014 to be between $80 and $90 million.

“We have seen a solid improvement in the identity market and our business. Therefore, we remain confident in our annual revenue guidance. With the recent strengthening of our balance sheet, our customers have the confidence in our ability to meet their challenges as they address the global identity crisis,” said Jason Hart, Identiv CEO.

The company also announced that the board of directors has approved a program to repurchase up to $5 million of the company’s common stock over the next 12 months.

“This stock repurchase program reflects our confidence in the business value we’re building and our determination to establish a strong market position, financial performance, and shareholder value,” commented Steve Humphreys, Chairman of the Board.

The program allows stock repurchases from time to time at management’s discretion in the open market or in private transactions at prevailing market prices. Repurchases will be made under the program using the company’s own cash resources. The stock repurchase program will expire on October 8, 2015, but may be limited or terminated at any time by the board of directors without prior notice.

Quarterly Conference Call

Identiv plans to release final financial results for the third quarter of 2014 on November 13, 2014, and plans to hold a conference call and web broadcast that day at 5:00 PM ET. Details will be provided prior to that date.

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About Identiv

Identiv is a global security technology company that establishes trust in the connected world, including premises, information, and everyday items. CIOs, CSOs and product departments rely upon Identiv’s trust solutions to reduce risk, achieve compliance, and protect brand identity. Identiv’s trust solutions are implemented using standards-driven products and technology, such as digital certificates, strong authentication, mobility, and cloud services. For more information, visit identiv.com.

Investor Relations Contact:

Lennart Streibel

Identiv, Inc.

+1 949-553-4251

IR@identiv.com

Non-GAAP Financial Measures (Unaudited)

This release includes financial information that has not been prepared in accordance with GAAP, including non-GAAP gross profit margin, non-GAAP operating expenses and adjusted EBITDA. Identiv uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. The non-GAAP financial results discussed above exclude items detailed in the reconciliation table and accompanying footnotes contained within this release. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures as detailed in this release.

Note Regarding Forward-Looking Information

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by words such as “anticipates”, “believes”, “plans”, “will”, “intends”, “expects”, and similar references to the future. Examples of such statements include, without limitation, statements regarding our expectations for additional revenue from new sales partnerships; our ability to establish a stable financial platform on which to execute our strategy to deliver trust solutions; our expectations from increased investments in sales, marketing and engineering; and our ability to achieve the level of revenues and adjusted EBITDA results in 2014 for which we have provided guidance. Readers should not unduly rely on these forward-looking statements, which are not a guarantee of future performance and are subject to a number of risks and uncertainties, many of which are outside our control, which could cause our actual business and operating results to differ. Factors that could cause actual results to differ materially from those in the forward-looking statements include our ability to realize cost savings from the restructuring of our operations; our ability to increase revenues through new sales and marketing programs and sales partnerships; our ability to successfully develop and commercialize new products and solutions that satisfy the evolving and increasingly complex requirements of customers; our ability to finance continued investments in technology, products and manufacturing capacity to develop products and solutions for the market; whether the markets in which we participate or target may grow, converge or standardize at anticipated rates or at all, including the markets that we are targeting; our ability to successfully compete in the markets in which we participate or target; our ability to meet our sales forecasts; our ability to meet financial covenants of our loan agreement; our ability to meet growing demand for our products; and general global political and economic factors which are beyond our control but may unduly impact our markets and our business. For a discussion of further risks and uncertainties related to our business, please refer to our public company reports, including our Annual Report on Form 10-K for the year ended December 31, 2013 and subsequent reports filed with the U.S. Securities and Exchange Commission. All forward-looking statements are based on information available to us on the date hereof, and we assume no obligation to update such statements.